Exhibit 99.1

CONTACT: Investor Relations
Taylor Morrison Home Corporation
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Announces June Net Sales and Pace Performance, Best Month in Company’s History

Homebuilder reports 94 percent increase in monthly net sales orders year-over-year, monthly sales pace of 4.3

SCOTTSDALE, Ariz. (July 8, 2020)—Despite the unique challenges brought on by COVID-19, Taylor Morrison Home Corp. (NYSE: TMHC), the nation’s fifth largest homebuilder, announced June 2020 net sales orders and average sales pace per community—the best sales month in the company’s history.

The record-breaking performance resulted in the homebuilder finishing June with a 94 percent increase in net sales orders year-over-year for a total of 1,715 and a monthly all-time high sales pace of 4.3. While economic hardships caused by COVID-19 were felt most at the beginning of the quarter, Taylor Morrison finished the second quarter with net sales orders up approximately 23 percent year-over-year and a sales pace of 2.8.

Closings for the quarter came in at 3,212, an increase of approximately 24 percent compared to the same period in 2019. Sales order backlog of homes under contract increased approximately 35 percent to 6,805 homes, with a sales value of $3.2 billion at June 30, 2020 compared to a sales value of $2.5 billion as of June 30, 2019.

“To experience our best sales month in company history amid a pandemic, amid transitioning our business to a virtual environment seemingly overnight, and amid the economic and psychological impact on consumers speaks volumes to not only Taylor Morrison’s resiliency, but our customers’ resiliency, too,” said Taylor Morrison Chairman and CEO Sheryl Palmer. “While nearly all of our sales offices are at some degree of open, we are still operating in a new, more virtual world. Our customers and team members have adapted to more online options beautifully, and I believe that is fully reflected in our financial performance.”

The strength in performance was found across the company’s portfolio—which includes a broad geographic footprint within 22 top U.S. housing markets across eleven states—as well as across its varying price points and consumer groups. While the homebuilder’s active-adult consumer segment experienced a trough in mid-March, momentum has built week-over-week and is trending in the right direction alongside all other major consumer groups. Cancellations with this consumer group generally remained in line with pre-COVID levels allowing for net sales growth year-over-year for the first half of 2020.

Combined with historically low interest rates and limited resale inventory available, Palmer also credits the swift transition to a virtual sales environment and the creation of innovative online tools as being key to the company’s record successes. “We’re taking our selling capabilities even further by recently unveiling new technology that allows customers to complete self-guided tours of move-in ready homes beyond normal business hours and with the peace of mind that comes from keeping a social distance from others,” said Palmer.

“Taylor Morrison is also pushing the virtual boundaries from online home shopping to online home buying with our new online home reservation feature, allowing customers to place a 24-hour hold on move-in ready and under-construction homes while they complete the sales agreement.”

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is the nation’s fifth largest homebuilder and developer based in Scottsdale, Arizona, that has been recognized as America’s Most Trusted® Home Builder for five years running (2016-2020). Operating under a family of brands including Taylor Morrison, Darling Homes, William Lyon Signature Home and Christopher Todd Communities built by Taylor Morrison, we serve consumer groups coast to coast, from first-time to move-up, luxury and 55-plus buyers. Our unwavering pledge to sustainability, our communities and our team—outlined in the 2019 Environmental, Social and Governance (ESG) Report—extends to designing thoughtful living experiences homeowners can be proud of for generations to come.

For more information about Taylor Morrison, Darling Homes and William Lyon Signature Home, please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will,” “encouraging” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the scale and scope of the recent COVID-19 (coronavirus) outbreak and resulting pandemic; changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our financial services and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our substantial debt and the agreements governing such debt, including restrictive covenants contained in such agreements; our ability to access the capital markets; the inherent uncertainty associated with financial or other projections; the risks associated with maintaining effective internal controls over financial reporting; and risks related to the integration of William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes. In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K and our quarterly report on Form 10-Q for the first quarter ended March 31, 2020 filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.